SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 2, 2002

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

The Company recently learned that in July 2001, an officer of the Company in Puerto Rico signed a letter agreement on the stationery of Land Development Associates S.E. with FirstBank Puerto Rico purportedly agreeing that an event of default under a credit agreement with a related party would constitute an event of default under LDA's agreement with the bank, giving the bank the right to foreclose on collateral securing the LDA bank loan. The letter was not authorized by the Company's senior management in the United States, nor was the undertaking approved by a majority of the independent trustees of the Company as required under the Company's Declaration of Trust. The Company has proposed to the bank that it rescind the foregoing language ab initio. The final terms of a settlement are being negotiated and the Company expects to resolve this matter prior to filing the Company's Form 10-K as announced in Attachment A to this report which is incorporated by reference.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.
(a)	None.
(b)	None.
(c)	Exhibits.
	99.	News Release dated April 2, 2002	Filed herewith (See Attachment A)

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: April 2, 2002	By: /s/ J. Michael Wilson
J. Michael Wilson Chairman and Chief Executive Officer

Dated: April 2, 2002	By: /s/ Cynthia L. Hedrick
Cynthia L. Hedrick Vice President and Controller

Attachment A

AMERICAN COMMUNITY PROPERTIES TRUST
222 Smallwood Village Center
St. Charles, Maryland 20602

News Release
FOR IMMEDIATE RELEASE	CONTACT
April 2, 2002	Craig Renner
(301) 843-8600

ACPT ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS FOR 2001, REQUEST

FOR TWO-WEEK EXTENSION FOR FILING 10-K FORM WITH SEC AND OTHER BANK-

RELATED ITEMS

ST. CHARLES, MD--American Community Properties Trust, a diversified real estate organization, reported net income of $3,140,000 or $.60 per share on revenues of $34,347,000 for the year ended December 31, 2001. This compares to net income of $3,682,000 or $.71 per share on revenues of $31,471,000 for the year ended December 31, 2000. Income before extraordinary item was $3,803,000 in 2001, compared to $3,682,000 in 2000.

ACPT reported a net loss of $148,000 or $.03 per share, on revenues of $6,858,000 for the quarter ended December 31, 2001. This compares to net income of $3,110,000 or $.60 per share on revenue of $12,513,000 for the same quarter in 2000. For the quarter ended December 31, 2001, income before taxes, extraordinary item, and minority interest was $937,000, compared to $4,001,000 in the fourth quarter of 2000.

J. Michael Wilson, Chief Executive Officer of ACPT, noted that for the year ending December 31, 2001, ACPT's total revenues increased by nearly $3 million, to $34.3 million, compared to total revenues of $31.4 million in 2000. Mr. Wilson attributed the rise in revenues to an increase in land sales, which rose $3.4 million in 2001, an increase in rental property revenues, which rose by $561,000 in 2001 compared to 2000, and a gain from expropriation of $630,000. These increases were offset by a $1,050,000 decrease in equity in earnings, and a $397,000 decrease in management and other fees. These decreases are primarily attributable to a reduction in earnings and fees from two partnerships after the conversion of 392 rental units to condominium units. Most of the converted units were sold in 2000.

Mr. Wilson attributed the net loss in the fourth quarter to the write-off of deferred costs associated with an eight-million dollar loan that was paid prior to its maturity date. This loan was refinanced, allowing the Company to take advantage of historic lows in interest rates. The Company also reduced term recourse debt by $5.1 million in 2001 by acquiring self-liquidating development loans. "We believe that these prudent steps will provide a broad and secure financial foundation for ACPT for years to come," said Mr. Wilson.

Edwin L. Kelly, President and Chief Operating Officer, said demand for residential and commercial parcels in the Maryland-based planned community of St. Charles remained strong. "Land sales in St. Charles increased by $6.3 million in 2001. This reflects continued demand for lots in Fairway Village, the newest village of St. Charles, and the sale of 59 acres of commercial land in 2001, compared to five acres in 2000." Mr. Kelly noted that, in the United States, the Company's share of consolidated housing partnership net income rose $512,000 in 2001, compared to the same twelve-month period in 2000.

In Puerto Rico, revenues from land sales decreased $2,874,000, from $9,687,000 in 2000 to $6,813,000 in 2001. However, Carlos R. Rodriguez, Executive Vice President, points out that the Company transferred a parcel to a wholly owned subsidiary to construct and sell 208 condominium units. Profits from the land sales will be included with the profits from the sale of the condominium units when they are sold to the homebuyer starting in the third quarter of 2002. In addition, due to strong demand for housing in Puerto Rico, the land sales price per condominium unit in Parque Escorial increased from $25,000 to $32,000.

Mr. Kelly added that the Company's operating results should be evaluated over an extended period of time due to the cyclical nature of its business.

No cash distributions will be paid to shareholders from earnings for the quarter ended December 31, 2001.

The Company's Annual Report on Form 10-K was not filed on April 1 because related parties are indebted to the Company's independent public accountants with respect to fees in amounts that in the auditor's view raise possible questions regarding the auditor's independence with respect to the audit of the Company's financial statements. These related parties have advised the Company that they are taking steps to discharge such indebtedness and expect to do so within the next 14 days. The Company has filed Form 12b-25 with the Securities and Exchange Commission extending the Company's filing date to April 15.

The Company recently learned that in July 2001, an officer of the Company in Puerto Rico signed a letter agreement on the stationery of Land Development Associates S.E. with FirstBank Puerto Rico purportedly agreeing that an event of default under a credit agreement with a related party would constitute an event of default under LDA's agreement with the bank, giving the bank the right to foreclose on collateral securing the LDA bank loan. The letter was not authorized by the Company's senior management in the United States, nor was the undertaking approved by a majority of the independent trustees of the Company as required under the Company's Declaration of Trust. The Company has proposed to the bank that it rescind the foregoing language ab initio. The final terms of a settlement are being negotiated and the Company expects to resolve this matter prior to filing the Company's Form 10-K.

ACPT (AMEX, PSE:APO) is a diversified real estate organization with operations in Maryland and Puerto Rico that specializes in community development, investment apartment properties, and asset management services. ACPT is currently listed on the American and Pacific stock exchanges under the symbol AmCmntyProp (APO).

When filed, ACPT's form 10-K will be available via the Internet at www.acptrust.com.

This press release contains forward-looking statements. Investors are cautioned that all forward-looking statements involve risks, uncertainties, and other factors that could cause actual results to differ materially from those in the forward looking statement. Forward-looking statements related to anticipated revenues, gross margins, earnings, and the growth of the market for our products. Numerous factors could cause results to differ, including but not limited to changes in market demand and acceptance of company products, impact of competitive products and pricing, dependence on third-party suppliers, changes in government regulations, and normal, cyclical nature of the real estate and development economy. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it gives no assurances that its expectations will be attained. For more information, please refer to the Company's 10-K form.

AMERICAN COMMUNITY PROPERTIES TRUST

Financial Highlights
	For the Three Months Ended		For the Year Ended
	(unaudited)	(audited)	(unaudited)	(audited)
	12/31/01	12/31/00	12/31/01	12/31/00

Revenues	$6,858,000	$12,513,000	$34,347,000	$31,471,000

Expenses	5,394,000	7,932,000	26,690,000	23,604,000

Depreciation & amortization	527,000	580,000	1,879,000	2,061,000

Income before provision for income taxes, minority interest, and extraordinary item	937,000	4,001,000	5,778,000	5,806,000

Provision for income taxes	358,000	851,000	1,652,000	1,898,000

Income before minority interest and extraordinary item	579,000	3,150,000	4,126,000	3,908,000

Minority interest	(64,000)	(40,000)	(323,000)	(226,000)

Income before extraordinary item	515,000	3,110,000	3,803,000	3,682,000

Extraordinary item-early extinguishment of debt (less applicable income taxes of $149,000)	663,000	--	663,000	--

Net (loss) income	$(148,000)	$3,110,000	$3,140,000	$3,682,000

Basic and fully diluted net income per share before extraordinary item	$0.10	$0.60	$0.73	$0.71

Basic and fully diluted net income per share	$(0.03)	$0.60	$0.60	$0.71

Weighted average shares outstanding-basic	5,192,000	5,192,000	5,192,000	5,192,000

Weighted average shares outstanding-diluted	5,221,000	5,192,000	5,204,000	5,192,000

EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization)	$2,427,000	$6,682,000	$13,473,000	$14,078,000